Exhibit 10.3

LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT, is entered into as of August 11, 2020 by and between ENERGY FOCUS, INC., a Delaware corporation company whose chief executive office and principal place of business is located at 32000 Aurora Road, Suite B, Solon, OH 44139 (“Borrower”), and FACTORS SOUTHWEST, L.L.C., dba FSW FUNDING, an Arizona limited liability company whose chief executive office and principal place of business is located at 4530 E. Shea Blvd., Suite 170, Phoenix, AZ 85028 (“Lender”).
RECITALS
A.Borrower has requested that Lender lend funds and provide financial accommodations to Borrower (collectively, the “Loan”) as more fully set forth herein and in the other Loan Documents.
B.Borrower has requested that each Validity Guarantor guaranty the validity of the Eligible Accounts and each Validity Guarantor will receive substantial benefit from the Loan.
NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties hereby agree as follows:
AGREEMENT
1.Certain Definitions and Index to Definitions.
1.1.Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.
1.2.Definitions. All other capitalized terms contained in this Agreement which are not specifically defined herein shall have the meanings provided those terms in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively, and references to any gender shall mean any other gender, including the neuter. The term “including” shall mean “including without limitation,” regardless of whether so stated. As used herein, the following terms shall have the designated meanings:
1.2.1.“Account Debtor” – a Person to whom Borrower has sold Inventory or other Collateral, or to whom Borrower or its Affiliates have provided services for which that Person has not fully paid Borrower or that Affiliate all amounts due for those goods or services.
1.2.2.“Accounts” – all accounts receivable or other obligations owed to Borrower by an Account Debtor, regardless of whether the Account is an Eligible Account.
1.2.3.“ACH” – means automated Clearing house or similar payment process.
1.2.4.“ACH Agreement” – see Section 3.1.3 hereof.
1.2.5.“Additional Audits” – see Section 3.2.2.2 hereof.
1.2.6.“Advances” - see Section 2.1 hereof.
1.2.7.“Affiliate” means any entity which directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with Borrower, or 5% or more of the equity interest of which is held beneficially or of record by Borrower or any Account Debtor or any Affiliate of either of them. “Control” means the power, directly or indirectly, to direct management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

Loan and Security Agreement

1.2.8.“Agreement” - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.
1.2.9.“Allowable Amount” - the lesser of (i) the Borrowing Base less Availability Reserves, if any, and (ii) the Maximum Amount.
1.2.10.“Anniversary Date” – the later of the date that is two years following the date of this Agreement, or the Renewal Termination Date, if applicable.
1.2.11.“Applicable Laws” means all applicable federal, state, local and foreign laws, rules, regulations and orders of any Governmental Authority.
1.2.12.“Asset Report” – a report prepared by Borrower setting forth the aging and payment status of all Eligible Accounts.
1.2.13.“Audit Fee” – One Thousand Dollars ($1,000.00) per day plus Lender’s related out-of-pocket expenses.
1.2.14.“Authorized Audits” – see Section 3.2.2.2 hereof.
1.2.15.“Availability Reserves” - as of any date of determination, an amount a Lender may from time to time establish and revise in good faith reducing the amount of Advances which would otherwise be available to Borrower hereunder:
1.2.15.1.To reflect material adverse events, conditions, contingencies or risks which, as determined by Lender in good faith, do or are reasonably likely to affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);
1.2.15.2.To reflect Lender's good faith belief that any Collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or
1.2.15.3.In respect of any state of facts that Lender determined in good faith constitutes an Event of Default.
1.2.15.4.Lender may retain the Availability Reserves until Complete Termination.
1.2.16.“Avoidance Claim” - any claim that any payment received by Lender is avoidable under the Bankruptcy Code or any other debtor relief statute.
1.2.17.“Base Rate” shall mean the highest prime rate publicly announced from time to time by The Wall Street Journal as the prime rate or base rate or equivalent rate, or if The Wall Street Journal ceases to publish the prime rate, another published prime rate as chosen by FSW, and reasonably acceptable to the Borrower, as a reasonable substitute for the prime rate.
1.2.18.“Bona-fide” - means that each party to a transaction has acted in Good Faith and in an arms’ length manner with respect to the transaction.
1.2.19.“Borrower” - see Preamble hereof.

Loan and Security Agreement

1.2.19.1.“Borrowing Base” – Ninety Percent (90%) of the face value of Borrower’s Eligible Accounts.
1.2.20.“Borrowing Base Certificate” - a certificate executed by an authorized officer of Borrower to support its request for an Advance, in a form acceptable to Lender.
1.2.21.“Borrower Account” – any deposit or securities account of Borrower with any bank, securities firm or other financial institution.
1.2.22.“Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks located in Arizona are authorized or required to be closed.
1.2.23.“Change of Control” –(a) A sale, hypothecation or other disposition is made of fifty (50%) percent or more of the beneficial interest in any class of voting equity of a Person, (b) the sale of all or substantially all of at least fifty (50%) of the Person’s assets, or (c) the change in the management or control of the Person, whether through the ownership or control of voting securities or otherwise.
1.2.24.“Clearance Days” – the number of days for which Lender’s financial institution has to declare whether the Clearance Day Payments are good funds, which period shall be no less than three (3) Business Days from the date the payments are deposited into Lender’s account at that institution.
1.2.25.“Clearance Day Payments” - payments received by Lender, in whatever form and from whatever source, except wire transfers, in reduction of the Obligations.
1.2.26.“Collateral” – All Borrower’s present and future personal property and Fixtures in which Borrower has an interest, now or hereafter existing or acquired, and wheresoever located, tangible or intangible, including but not limited to, all present or hereafter existing or acquired Accounts, tools, Goods, Inventory, Equipment, furniture, receivables, security agreements, notes, bills, acceptances, Instruments, Deposit Accounts, Letters of Credit, Letter of Credit Rights, installment paper, Chattel Paper, Electronic Chattel Paper, Documents, certificates of deposit, tax refund claims, license fees, insurance claims and proceeds, Investment Property, Commercial Tort Claims and any other claims, conditional sale or lease contracts, cash or cash equivalents, chattel mortgages or deeds of trust, General Intangibles, all intellectual property including patents, trademarks, service marks, trade names, trade-styles, and copyrights (and applications for all of the foregoing), contract rights, accounts receivable, and all other hypothecations, and promises or duties to pay money, now or hereafter owned or acquired by Borrower (including all rights of Borrower as an unpaid vendor), all guarantees and other security therefor, and all right, title and interest of Borrower in any returned, repossessed, rejected or unshipped goods, together with all of Borrower’s books of accounts, ledger cards and records, all vehicles, all computer programs, software and systems owned or operated in connection therewith, all tradenames, trade-styles, all of the above accruing present and future advances and all and all products, proceeds, collections, returns, add-ons, accessions, replacements and substitutions of any of the foregoing, and all proceeds of proceeds.
1.2.27.“Collateral Management Fee” – means the fee computed and payable in accordance with Section 3.2.24 of this Agreement.
1.2.28.“Complete Termination” – Complete Termination occurs upon satisfaction of all the following conditions:
1.2.28.1.Payment and performance in full of all Obligations of Borrower to Lender;
1.2.28.2.If Lender has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Borrower, acknowledgement from all beneficiaries thereof that neither Lender nor any other issuer has any outstanding direct or contingent liability in connection therewith;

Loan and Security Agreement

1.2.28.3.No pending or threatened Avoidance Claims exist and the time period under which such claim(s) can be asserted against Lender has expired, and no Exposed Payments exist.
1.2.28.4.Borrower has executed and delivered to Lender and the Lender Parties a General Release in form acceptable to Lender.
1.2.29.“Control Agreement” – a deposit or securities account control agreement in form and substance acceptable to Lender between Lender, Borrower, any Obligor with an ownership interest in the account, and the financial institution holding the deposit or securities account being pledged to Lender.
1.2.30.“Credit Accommodation” - any Advance or other extension of credit by Lender to or on behalf of Borrower hereunder.
1.2.31.“Daily Balance” shall mean the average daily principal amount of the Advances outstanding.
1.2.32.“Daily Balance Rate” shall mean two percent (2.0%) per annum.
1.2.33.“Default Audits” - see Section 3.2.2.2 hereof.
1.2.34. “Default Rate” – Twenty Four percent (24%) per annum.
1.2.35. “Defaulted Accounts Ratio” means, as of any date of determination, the aggregate outstanding balance of the Borrower’s Eligible Accounts that have been charged off during the immediately preceding twelve months, divided by the most recent monthend Eligible Accounts balance.
1.2.36.“Delinquent Accounts” means, as of any date of determination, the aggregate outstanding amount of all Eligible Accounts which are sixtyone (61) or more days past the original due date or ninetyone (91) or more days past the original invoice date, without duplication.
1.2.37. “Early Termination Fee” – One Percent (1.0%) of the Maximum Amount or of the outstanding Obligations on or after the date of the notice of early termination is provided to Lender, whichever is higher; provided that no fee shall be payable if the Obligations are refinanced by a FIDC insured financial institution.
1.2.38. “Eligible Account” - means an Account receivable owing to the Borrower which satisfies the following requirements:
1.2.38.1.(i) the Account results from the Bona-fide sale of goods or performance of services by the Borrower in the ordinary course of its business, (ii) payment of the Account by the Account Debtor is not contingent on the completion of further performance by the Borrower (except for progressive billing accounts where deposits are billed in advance and shipments are contractually arranged in multiple shipments), and (iii) the Borrower has no additional obligation to service, repair, or maintain any of the goods sold other than pursuant to any applicable warranty;
1.2.38.2.the Account represents a genuine obligation of the Account Debtor for goods sold to, or for services performed for, and accepted by the Account Debtor; and the Account Debtor shall not have returned or refused to retain any of the goods from the sale of which the Account arose and the goods shall not be subject to return (other than the general right to return goods in accordance with Borrower’s standard terms and conditions set forth on its web site);
1.2.38.3.the Account does not represent a sale on bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment sale, cash-on-delivery sale, or sale on any other repurchase or return basis;

Loan and Security Agreement

1.2.38.4.the amount shown on Borrower’s books and records and on any Invoice or statement delivered to Lenders shall be the amount owing to Borrower at the time of the purchase and sale and no partial payment shall have been made thereon unless such partial payment is reflected in the information provided to the Lender and made in accordance with a contractual arrangement or otherwise with the prior consent of the Borrower;
1.2.38.5.the Account Debtor has not notified the Borrower that it is claiming any defense to payment of the Account, whether well-founded or otherwise;
1.2.38.6.the Account is not the obligation of an Account Debtor who has asserted or has any reason for asserting any counterclaim, credit, allowance, adjustment, deduction or offset against the Borrower, regardless of whether the Account Debtor has asserted any claim;
1.2.38.7.the Account Debtor or any of its Affiliates is not also a supplier to, or creditor of, the Borrower or any of its Affiliates, unless such supplier or creditor has executed a no offset letter in form and substance satisfactory to the Lender;
1.2.38.8.the Account is evidenced by an invoice or other written terms in a form acceptable to the Lender, which the Borrower has sent to the debtor, and has been recorded on Borrower’s books and records in that amount;
1.2.38.9. the Borrower is not prohibited by Applicable Law, including the laws where the Account Debtor is located from bringing and maintaining an action in the courts of that state to enforce the Account Debtor's obligation to pay the Account. The Borrower has taken all appropriate actions to ensure access to the courts of the state where the Account Debtor is located, including, where necessary, the qualification by the Borrower as a foreign corporation authorized to transact business in that state;
1.2.38.10. the Account is owned by the Borrower free of any title defects and any Liens, assignment, sale, claim or comparable interests of others, except for the Lien in favor of the Lender and statutory liens or encumbrances expressly permitted hereunder;
1.2.38.11.the Account Debtor is not an Affiliate, parent or Subsidiary of the Borrower, or an entity which has common officers or directors with the Borrower, or a director, officer or employee of any of the foregoing;
1.2.38.12.the Account with respect to which the Account Debtor is not either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Lender’s satisfaction);

1.2.38.13.all of the Accounts shall be governed by the laws of the United States or any state thereof and enforceable against the Account Debtor in the United States; provided, however, that if any of them are subject to laws of a foreign jurisdiction, the Borrower shall notify Lender which Accounts are governed by foreign law and none of those Accounts shall constitute Eligible Accounts without either (i) insurance for such Account reasonably acceptable to the Lender or (ii) Lender’s express written approval, which may be withheld in its sole discretion or may be conditioned Borrower’s execution and delivery, of additional agreements, documents and instruments as may be required by the Lender to perfect the security interests of the Lender in those Accounts in accordance with the applicable laws of the applicable jurisdiction, and take, or cause to be taken, such other and further actions as the Lender may request to enable the Lender, as secured party with respect thereto, to collect the Accounts under those laws;

Loan and Security Agreement

1.2.38.14. the Account Debtor has not (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver-manager, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, interim receiver, receiver-manager, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for dissolution, liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any bankruptcy or similar laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the US Bankruptcy Code and reasonably acceptable to Lender in its sole and absolute discretion), (iv) admitted in writing its inability to pay its debts as they become due, or become generally unable to pay its debts as they become due, (v) become Insolvent, (vi) made a general assignment for the benefit of its creditors or (vii) ceased operation of all or any material portion of its business, and the Account Debtor has not threatened to do any of the foregoing;
1.2.38.15.Borrower shall not have received any notice of the death of the Account Debtor;
1.2.38.16. the Account is not unpaid more than sixty (60) days after its due date under the original terms of sale or more than ninety (90) days of its invoice date, whichever occurs first;
1.2.38.17.the Account is not the obligation of a debtor for which more than thirty five percent 35% of the Accounts of that debtor that were Eligible Receivables at the time they arose have become ineligible under clause 1.2.35.16 of this definition;
1.2.38.18. the Account is not an Account that the Lender has determined may not be paid by reason of the Account Debtor's financial condition or inability to pay;
1.2.38.19.unless otherwise consented to by the Lender, the Account does not arise from the sale of goods in the Borrower's possession or under the Borrower's control;
1.2.38.20.the sale represented by the Account is denominated in United States dollars or any other currency approved in writing by Lender;
1.2.38.21.Borrower shall not have received any note, trade acceptance, draft or other instrument with respect to or in payment of the Account or any chattel paper with respect to the goods giving rise to the Account and, if any such instrument or chattel paper is subsequently received, Borrower shall immediately notify Lender and, at its request, Borrower shall endorse or assign and deliver the same to Lender;
1.2.38.22.all representations and warranties contained in this Agreement or any other Loan Document with respect to Accounts or Eligible Receivables in general, or to the Account in particular, are true and correct with respect to that Account; and
1.2.38.23.In addition to the foregoing limitations, (i) the aggregate amount of Accounts owing by a single Account debtor do not constitute more than thirty-five percent (35%) of the aggregate amount of all otherwise Eligible Accounts, provided that (1) with respect to [***], Accounts from such Account Debtor shall not exceed fifty percent (50%) of the aggregate of all Eligible Accounts, and (2) with respect, Accounts from Account Debtor, [***], so long as the average payments for such Account Debtor is forty-five days or less, the Eligible Accounts from such Account Debtor shall not exceed fifty percent (50%) of the aggregate of all Eligible Accounts and (ii) in each case, the portion of the Accounts of any Account Debtor not in excess of the applicable percentage for that Account Debtor that otherwise satisfy the criteria set forth herein will be deemed Eligible Accounts.
1.2.39.“Event of Default” - see Section 12 hereof.
1.2.40.“Evidence of Special Credit Accommodation” - see Section 2.3 hereof.

Loan and Security Agreement

1.2.41.“Exposed Payments” – payments received by Lender from or for the account of an Account Debtor that has become subject to an Insolvency Proceeding, to the extent those payments cleared the Account Debtor’s deposit account within ninety (90) Days of the commencement of the commencement of the Insolvency Proceeding or are or may otherwise be subject to a claim for recall or avoidance of those payments under Applicable Law, in Lender’s determination.
1.2.42.“Facility Fee” shall mean One Percent (1.00%) of the Total Credit Facility charged at closing and on each anniversary date thereafter.
1.2.43.“GAAP” - means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.
1.2.44.“Good Faith” means “honesty in fact in the conduct or transaction concerned.”

1.2.45.“Governmental Authority” means any applicable federal, state, local, foreign or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body, and any non-governmental organization with regulatory authority over the business or affairs of the Person.

1.2.46. “Incipient Default” – any event or state of facts that would constitute an Event of Default but for the requirement of providing notice, the passage of time, whether to permit a cure or otherwise, or the granting of other forbearance.
1.2.47.“Intercreditor Agreement” – an intercreditor agreement in form and substance acceptable to Lender wherein the rights, priorities and obligations of Lender and a Permitted Third Party Creditor are set forth with respect to the Collateral and/or obligations owed by Borrower to Lender and the Permitted Third Party Creditor, respectively.
1.2.48.“Interest Rate” – shall mean a fee charged on the Daily Balance at a rate per annum equal to the Daily Balance Rate plus Base Rate per annum.
1.2.49.“Insolvency Date” – The date on which Lender has reasonably determined that an Account Debtor has become Insolvent.
1.2.50.“Insolvent” or “Insolvency”- An Account Debtor has become Insolvent or is experiencing Insolvency if its liabilities exceed its assets, it fails to pay an Eligible Account or other accounts as they come due, it admits its inability to honor its financial obligations or it otherwise meets the definition of that term under Applicable Law.
1.2.51.“Insolvency Proceeding” – any proceeding pursuant to domestic, foreign, federal, state or other bankruptcy (voluntary or involuntary), Insolvency, receivership, moratorium, dissolution, liquidation, reorganization, arrangement, adjustment of debts, winding-up or similar law in effect from time to time in the United States or any state thereof (including, without limitation, Title 11 of the United States Bankruptcy Code), or in any other country or jurisdiction.
1.2.52.“Inventory” - has the meaning as set forth in the UCC, plus all inventory now owned or hereafter acquired by Borrower, including, but not limited to, all raw materials, work in process, finished goods, inventory leased to others or held for lease, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Borrower’s custody or possession, together with all returns on accounts.
1.2.53.“Key Employee(s)” – Tod Nestor.

Loan and Security Agreement

1.2.54.“Lender” – See Preamble.
1.2.55.“Lender Account” means an account established at a financial institution established by Lender, which account and institution may be changed from time-to-time at Lender’s discretion.
1.2.56.“Lender Party” – Lender and any of its Affiliates, and their respective equity owners, directors, managers, officers, employees and agents.
1.2.57.“Lender’s Representatives” - Lender’s managers, officers, employees, agents, designees, attorneys, and accountants.
1.2.58.“Lending Office” – 4530 E. Shea Blvd., Suite 170, Phoenix, AZ 85028 or any other or successor office designated by Lender or its successors.
1.2.59.“Loan Documents” - this Agreement, the Note, each Guaranty, each Control Agreement, any Release and any other documents, instruments and agreements, executed and/or delivered in connection herewith or therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
1.2.60.“Material Adverse Change” means (a) a material adverse change in the business, operations, condition (financial or otherwise) or prospects of Borrower or any of its Affiliates, (b) a material impairment of the ability of Borrower, any Obligor or any their Affiliates’ ability to perform their respective obligations under the Loan Documents to which the Person is a party or of Lender’s ability to enforce the Loan Documents, exercise rights with respect to the Obligations or realize upon the Collateral taken as a whole, or (c) any material impairment of the enforceability of the Loan Documents or priority of the Lender’s Liens with respect to the Collateral taken as a whole.
1.2.61.“Maximum Amount” – Two Million and Five Hundred Thousand ($2,500,000)
1.2.62.“Minimum Monthly Borrowing” – intentionally deleted.
1.2.63. “Monetary Collateral” - cash, checks, deposits, cash-equivalents or other proceeds of Collateral, including electronic payments.
1.2.64. “Note” – The Revolving Credit Note.
1.2.65. “Obligated Party” - any entity obligated with respect to any Collateral.
1.2.66. “Obligations” - all present and future obligations liabilities, covenants, agreements, guaranties, warranties and representations of any Obligor to any Lender Party of any and every kind and nature, owing by Obligor to Lender whether or not for the payment of money, howsoever created, incurred, acquired, arising or evidenced, , whether direct or indirect, absolute or contingent, due or to become due, joint or several, certain or uncertain, determined or undetermined, monetary or nonmonetary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, primary or secondary, as principal, guarantor or surety, direct or indirect, including any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, expenses, attorneys, accountants and experts’ fees and expenses chargeable to Borrower or any Obligor or incurred by Lender in connection with this Agreement and/or the transaction(s) related thereto, and regardless of whether the Obligation arises before, during or after the commencement of any Insolvency Proceeding in which an Obligor is a debtor. By way of clarification, the Parties intend that the Obligations include all obligations owed by any Obligor to Lender or any of its Affiliates pursuant to any other contractual arrangements existing between them.
1.2.67.“Obligors” – Borrower and any other Person obligated to pay or perform any of the Obligations owed to Lender, whether pursuant to any of the Loan Documents, by operation of law, pursuant to

Loan and Security Agreement

successor liability or otherwise. For the avoidance of doubt, the Lender and Borrower acknowledge that the Validity Guarantors are not Obligors since they are providing certain representations, warranties and indemnities with respect to the Eligible Accounts but are not guaranteeing the Obligations.
1.2.68.“Online Reporting Service” - means the system set up on Lender’s website where Borrower provides Lender with the pertinent data necessary for Lender to administer this Agreement.
1.2.69.“Permitted Third Party Creditor” – See Schedule 1.2.70 and any other financial institution selected by the Borrower, reasonably acceptable to the Lender, who agrees to extend loans to the Borrower in accordance with the liens and priorities on the Collateral and obligations set forth therein.
1.2.70.“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organizations, irrespective of whether it is a legal entity, and any Governmental Authority.
1.2.71.“Preference Reserve” – has the meaning set forth in Section 18.1.
1.2.72.“Renewal Period” – the period of time commencing on either the Anniversary Date or on any Renewal Termination Date and terminating on the date that is one year thereafter.
1.2.73. “Renewal Termination Date” – the date on which a Renewal Period terminates.
1.2.74.“Special Credit Accommodation” - see Section 2.3 hereof.
1.2.75. “Subsidiary” of a Person means a corporation, partnership, limited liability company, trust or other entity in which that Person directly or indirectly owns or controls securities having voting power to elect a majority of the governing individual or body of that Person, with a fifty (50%) or greater ownership or controlling interest presumed to constitute sufficient control to elect that majority, unless Lender expressly approves otherwise in writing.
1.2.76.“Termination Date” - the earlier of (i) the Anniversary Date, or (ii) the date on which Lender or Borrower elects to terminate this Agreement pursuant to the terms herein.
1.2.77.“Transaction Documents” means with respect to Accounts, all agreements, promissory notes, instruments, UCC financing statements, and other documents executed and delivered in connection with the Accounts.
1.2.78.“Turnover” means, as of the last day of each month, the total recorded value of the Eligible Accounts on the first day of that month divided by the collections (net of fees, commissions and other charges) received in that month, multiplied by the number of days in the month.
1.2.79.“UCC” - The Uniform Commercial Code in the State of Arizona, as it may be amended from time to time.
1.2.80.“Validity Guarantor” – any Person now or hereafter guaranteeing the Obligations or any portion thereof, and “Validity Guarantors” means all Validity Guarantors collectively.
1.2.81.“Validity Guaranty” - a validity guaranty agreement in form and substance acceptable to Lender by which a Guarantor guarantees certain matters pertaining to the Eligible Accounts.
2.Credit Facilities.
2.1.Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:

Loan and Security Agreement

2.1.1.Lender, shall, from time to time, at the request of Borrower, make advances (“Advances”) to Borrower, less any Availability Reserves, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount and all the conditions to the making of that Advance have been satisfied or waived in Lender’s sole discretion.
2.2.        Borrowing Base. Lender may, in its reasonable discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the Borrowing Base to the extent that Lender determines in good faith that any Eligible Accounts do not satisfy the requirements set forth herein,
2.2.1.In determining whether to reduce the Borrowing Base, Lender may, in its reasonable discretion, consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, or in establishing Availability Reserves, including, without limitation, if Account Debtor becomes a party in an Insolvency Proceeding.
2.3.Special Credit Accommodations. Lender may, in its sole and absolute discretion, from time to time, extend Credit Accommodations to Borrower in excess of the Allowable Amount (any Credit Accommodation extended pursuant to this Section 2.3 being a “Special Credit Accommodation”). Each Special Credit Accommodation may be evidenced by a writing in form and substance satisfactory to Lender in its sole discretion (any such writing, an “Evidence of Special Credit Accommodation”). Unless expressly stated to the contrary in any Evidence of Special Credit Accommodation, each Special Credit Accommodation shall be payable on demand and shall accrue interest at the Interest Rate. The terms of the Loan Documents shall govern each Special Credit Accommodation except to the extent expressly stated otherwise in the applicable Evidence of Special Credit Accommodation.
2.4.General Provisions.
2.4.1.Borrowing Base Certificate and Asset Report. Each request from Borrower for a Credit Accommodation shall be accompanied by a Borrowing Base Certificate and Asset Report, completed and signed by Borrower.
2.4.2.Crediting Borrower's Account. All Credit Accommodations by Lender may be made by deposits or transfers to any Borrower Account.
2.4.3.Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:
2.4.3.1.upon telephonic, email, electronic, written or other instructions received from anyone purporting to be an officer, employee or representative of Borrower or using Borrower’s access codes or passwords, whether in the Online Reporting Service or otherwise, and Borrower assumes the risk of any requests, authorizations or instructions Lender believes originated by Borrower’s authorized representatives, without any duty on the part of Lender to verify the authenticity of same; or
2.4.3.2.At the sole discretion of Lender, and notwithstanding any other provision in this Agreement, if it determines are necessary or appropriate to protect any Collateral or its interests therein or to meet any Obligations, including any interest not paid when due.
2.4.4.Limitations on Credit Accommodations. Notwithstanding anything to the contrary contained herein, Lender shall not be obligated to make a Credit Accommodation if, before or as a result thereof, the Obligations shall exceed the Allowable Amount, if an Event of Default or Incipient Default then exists or would exist by the making of that accommodation, if any of the other conditions to the making of the Advance are not satisfied in Lender’s sole discretion.
3.Payments by Borrower.

Loan and Security Agreement

3.1.In General.
3.1.1.Amount and Timing of Payments. Principal, interest and other amounts due pursuant to any Loan shall be as set forth in the Note, unless otherwise set forth in an Evidence of Special Credit Accommodation or other Loan Document.
3.1.2.Place of Payments. All payments due by Borrower hereunder shall be made by Borrower to Lender at the Lending Office, or to an Account designated by Lender; provided, however, that Borrower shall bear the risk of assuring that all payments made to Lender are actually received by Lender.
3.1.3.Prepayments; Application of Payments. Upon five (5) days’ advance written notice to Lender, which may be waived in Lender’s sole discretion, Borrower shall have the right to make prepayments at any time in reduction of the Obligations, in whole or in part, subject to Borrower’s obligation to pay Lender the Early Termination Fee, unless waived by Lender in Lender’s sole discretion; provided, however, that (i) Lender may apply any payments received to the Obligations, or portion thereof, in any manner and in any order as Lender may determine in its sole discretion, notwithstanding contrary instructions received and (ii) payments received from Account Debtors on Accounts shall be used by the Lender to pay down the Advances (as described herein) but shall not be considered a prepayment. Unless otherwise required by law or determined by Lender, all payments received shall be credited first to outstanding costs and fees to be charged to Borrower, then to interest and finally to the principal amounts due hereunder.
3.1.4.Borrower Accounts. To facilitate payments either way to be made between Lender and Borrower, and to perfect Lender’s security interest in Collateral included with any Borrower Account, Borrower, Lender and each financial institution holding any Borrower Account shall enter into a Control Agreement in form and substance acceptable to Lender for each Borrower Account, except to the extent that a pledge of that account may be prohibited by law, such as for employee retirement or withholding accounts. In the event that Borrower is unable to obtain a Control Agreement from the financial institution for the remaining accounts in form acceptable to Lender, Borrower shall move that account to a financial institution acceptable to Lender which will enter into an acceptable Control Agreement. Borrower shall not own, operate or deposit any Collateral or funds into any account with a financial institution that is not subject to a Control Agreement, and the deposit of any funds into any other deposit or securities account of any kind (checking, savings, investment or otherwise) shall constitute a material breach of this Agreement.
3.1.5.ACH Debits. To satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit entries through the ACH or other electronic payment system against any account maintained by Borrower, including any Borrower Account. This authorization is coupled with an interest and is therefore irrevocable. At the Lender’s request, Borrower shall execute and deliver to Lender an authorization agreement for ACH debits and credits in form acceptable to Lender (the “ACH Agreement”). In the event that Borrower is unable to obtain an ACH Agreement from its current financial institution in form acceptable to Lender, upon Lender’s request, Borrower shall move its operating account to a financial institution acceptable to Lender. The Control Agreement and ACH Agreements may be combined into one Agreement if acceptable to all parties thereto.
3.2.Interest and Fees.
3.2.1.Interest.
3.2.1.1.Interest on Advances. Subject to Section 3.2.1.3 hereof, interest on the greater of (A) the outstanding Daily Balance of Advances, or (B) the Minimum Monthly Borrowing, shall accrue at the Interest Rate, and shall be payable monthly, but if not paid shall be capitalized and added to the balance due under the Note; provided, however, that the capitalization of that interest shall not excuse the failure to timely pay the interest.

Loan and Security Agreement

3.2.1.2.Default Interest. Immediately upon the occurrence and during the continuance of an Event of Default, interest on the Obligations or the Minimum Monthly Borrowing, whichever is higher, shall accrue at the Default Rate, subject to the provisions of Section 3.2.1.6 below.
3.2.1.3.Accrual Regardless of Assessment. Lender’s failure to assess interest at the Default Rate as provided hereunder shall not be deemed a waiver by Lender to charge the Default Rate. Lender reserves the right to, and Borrower hereby acknowledges that Lender may, recalculate interest at the Default Rate.
3.2.1.4.Calculation of Interest. All interest charged hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
3.2.1.5.Clearance Day Delay. Lender shall, for the purpose of the computation of interest due hereunder, add the Clearance Days to any Clearance Day Payments, which is acknowledged by the parties to constitute an integral aspect of the pricing of Lender’s facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Lender. Should any check or item of payment not be honored when presented for payment, regardless of whether it is dishonored during or after expiration of the Clearance Days, then Borrower shall be deemed not to have made that payment, and interest shall be recalculated accordingly.
3.2.1.6.Interest in Excess of Maximum Rates. It is the intent of the parties to this agreement that all payments and Obligations owed by Borrower or any other Obligor to Lender hereunder, whether in the nature of interest, fees, charges, expenses or otherwise, that may be deemed to be interest pursuant to applicable law, shall be authorized by Borrower to be included in the interest rate to be charged to it hereunder. In no event, however, shall the amount of Interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law. In the event payment is inadvertently paid by Maker or inadvertently received by Noteholder in violation of those maximum rates, then the excess sum shall be credited as a payment of principal unless Maker elects to have the excess sums refunded to it forthwith. It is the express intent hereof that Noteholder not receive, and Maker not pay or be obligated to pay, directly or indirectly, Interest in excess of that which may be legally paid by Maker under applicable law.
3.2.2.Fees.
3.2.2.1.Early Termination Fee. Unless waived by Lender in its sole discretion, without duplication of the fees payable under Section 3.1.3, Borrower shall be obligated to pay the Early Termination Fee if, prior to the Termination Date set forth herein, Borrower terminates this Agreement, becomes subject to an Insolvency Proceeding, or prepays the Obligations (whether by acceleration or otherwise) other than from the collection of the Accounts.
3.2.2.2.Audit Fee. Borrower shall pay an Audit Fee and all of Lender’s out-of-pocket expenses to Lender in connection with (a) any audit to be performed by Lender prior to making any Advances hereunder, and (b) up to four (4) audits per year which Lender performs or causes to be performed hereunder in Lender’s sole discretion (collectively, the “Authorized Audits”). All audits in excess of the Authorized Audits (the “Additional Audits”), if any, shall be at Lender’s sole expense unless (a) Borrower is in default hereunder or under any of the Loan Documents, or (b) the audit reveals differences in any information provided by or for Borrower to Lender in excess of 2% of the noted item, in which event Borrower shall pay an Audit Fee for each day on which Lender performs an audit or causes an audit to be performed hereunder (the “Default Audits”).
3.2.2.3.Collateral Management Fee. Borrower shall pay Lender together with each payment of interest hereunder, a Collateral Management Fee which shall be computed as one-half of one percent (0.50%) times the Daily Balance for the previous calendar month; provided that, if the Agreement is not in existence for the entire previous month, the Collateral Management Fee shall be prorated for the days in which the Agreement was in existence during such month.

Loan and Security Agreement

3.2.2.4.Misdirected Payment Fee. If any payment received by Borrower with respect to the Collateral is cashed, deposited or negotiated by Borrower pursuant to Section 6.2, it is understood by Borrower that the action shall constitute an Event of Default hereunder and may subject Borrower to civil liability and/or criminal prosecution.  Notwithstanding that the action constitutes an Event of Default under this Loan and Security Agreement, Borrower shall immediately be obligated to pay said sum to Lender, plus an amount equal to Fifteen Percent (15%) of said sum, not as a penalty, but as liquidated damages to compensate Lender for additional administrative and collection expenses resulting from that action.  In addition to all other remedies, Lender shall have the right to debit those amounts against any deposit account of Borrower, pursuant to Section 3.1.5
3.2.2.5.Facility Fee. Borrower shall pay Lender the Facility Fee in the amounts and on the dates indicated in the definition of Facility Fee.
4.Grant of Security Interest. To secure the payment and performance in full of the Obligations under this Agreement, the other Loan Documents and any other now existing or future agreement between Borrower and Lender, the Borrower hereby (i) grants to the Lender a first priority security interest in the Accounts and all proceeds and products thereof, except that Lender may accept a second priority security interest in the Inventory, Equipment, other Collateral, and all proceeds and products thereof, and (ii) hereby assigns, transfers and conveys to Lender, subject to the Intercreditor Agreement, all of Borrower’s right, title and interest in and to all present and future Collateral.
The security interest in the Collateral shall extend and attached to:
(a) All Collateral which is presently in existence and which is owned by Borrower or in which Borrower has any ownership interests, and all Collateral which Borrower may purchase or in which Borrower may acquire any ownership interest at any time and from time to time in the future;
(b) All Collateral wherever located, including, without limitation, all Collateral which may be located on Borrower’s premises, is in transit to or from Borrower’s premises, or held by any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, converters, processors, or other third persons who may have possession of the Collateral; and
(c) All Collateral and any portion thereof which may be returned, rejected, reclaimed or repossessed by either of Borrower or Lender from Borrower’s customers, or any other source, as well as to all supplies, goods, incidentals, packaging materials, and any other items which contribute to the finished goods or products manufacturing or processed by Borrower, or to the sale, promotion or shipment thereof.
Borrower’s failure to promptly deliver to Lender any schedule, report, statement or other information required by this Agreement or any document related thereto shall not affect, diminish, modify or otherwise limit Lender’s security interests in the Collateral or rights and remedies under this Agreement.
Notwithstanding the grant of any security interest in the Collateral to Lender, Lender shall have no duty as to the collection or protection of any Collateral or as to the preservation of any rights pertaining to it, except for the use of reasonable care in the custody and preservation of any Collateral in its actual possession.
Borrower agrees to affix tracking devices supplied by Lender on any Collateral requested by Lender and if affixed, Borrower agrees that it shall not remove or disable those devices, nor shall it permit any other Person (other than any Lender Representative) to do so for so long as the items shall remain Collateral.
5.Authorization to File Financing Statements.
5.1.The Borrower irrevocably authorizes the Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that, subject to the terms of the Intercreditor Agreement:

Loan and Security Agreement

5.1.1.indicate the Collateral as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;
5.1.2.contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates; and
5.1.3.contain a notification that the Borrower has granted a negative pledge to the Lender, and that any subsequent lienor may be tortiously interfering with Lender’s rights;
5.1.4.advise third parties that any notification of Borrower’s Account Debtors by those creditors will interfere with Lender’s collection rights.
5.2.The Borrower agrees to furnish any information related to Account Debtors, third party creditors and related obligations to the Lender promptly upon request.
5.3.The Borrower ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof.
5.4.The Lender may add any supplemental language to any financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.
6.Collection and Administration of Accounts.
6.1.Collection. Except to the extent prohibited by any Intercreditor Agreement to which Lender is a party:
6.1.1.Borrower shall place a notification on its invoices sent to any of its Account Debtors and to all other Persons owing it money that payments made to or for the benefit of Borrower or other Monetary Collateral be (or, if received by Borrower, shall cause same to be):
6.1.1.1.sent to a post office box designated by or in the name of Lender or Borrower but as to which access is limited solely to Lender (the “Lockbox”). Borrower shall have no access to the Lockbox or to Lender’s Account. Lender may endorse and deposit those payments into Lender’s Account. This authorization is coupled with an interest and is irrevocable. Upon collection thereof, the payments shall be credited against the Obligations as otherwise provided herein: or
6.1.1.2.deposited into Lender’s Account or another blocked bank account under arrangements with the depository bank under which all funds deposited to the blocked bank account are required to be transferred to Lender.
6.1.1.3.In connection with the foregoing, Borrower shall execute post office box and/or blocked bank account agreements as Lender shall specify, to the extent not already addressed in the applicable Control Agreements.
6.1.1.4.In the event that Borrower receives any payments directly from a payee rather than the payment being directed into the Lockbox, Borrower shall immediately forward those payments to the Lockbox (or directly to Lender’s Account), endorsing any negotiable instruments to Lender but without cashing or otherwise first depositing the same into Borrower’s accounts. Failure of Borrower to do so within one Business Day of receipt of those funds shall be a material breach of this Agreement.

Loan and Security Agreement

6.2.Payments to Borrower. In the event that Lender is entitled to receive Monetary Collateral as set forth in Section 6.1 or pursuant to any of the other Loan Documents, and in the event Borrower receives payments or other proceeds of Collateral in the form of checks, wire transfer or other funds transfer mechanism, Borrower shall immediately transfer those funds to Lender. Borrower shall immediately forward any checks received to Lender, endorsed to Lender but without deposit of those instruments into Borrower’s deposit or other accounts.
6.3.Lender's Powers. Borrower hereby authorizes Lender, at Borrower’s sole expense, to exercise at any time in Lender’s discretion, and without any obligation on Lender’s part, to do all or any of the following powers, which powers are irrevocable until all of the Obligations have been paid in full:
6.3.1.receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;
6.3.2.After an Event of Default:
6.3.2.1.Take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral;
6.3.2.2.Change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;
6.3.2.3.Extend the time of payment of, compromise, or settle for cash, credit, return of merchandise, any and all rights or claims related to any Collateral and discharge or release any Obligated Party without affecting any of the Obligations;
6.3.3.Execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower or Lender, as appropriate, and
6.3.4.Pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Default Rate until paid in full.
Lender’s performance of any of the foregoing shall not be deemed to be a cure of any Event of Default or Incipient Default by Borrower.
6.4.Release. Upon execution of this Agreement, upon the making of any Advance or the provision of any other Credit Accommodation, Borrower hereby and thereby shall be deemed to have released and exculpated Lender and Lender’s Representatives from any liability arising from any acts under this Agreement or any of the other Loan Documents, or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for their gross negligence or willful misconduct. In no event shall Lender or Lender’s Representatives have any liability to Borrower for lost profits or other indirect, special, incidental or consequential loss or damage whether caused by tort (including negligence), breach of contract or otherwise, which may arise in respect of this Agreement or any other Loan Document, Lender’s obligations hereunder or thereunder, for any of the transactions contemplated hereunder or thereunder, or from the use of the Online Reporting Service, including equipment or property used in connection with the Online Reporting Service, or for loss of business, revenue, goodwill or anticipated savings.
7.Conditions Precedent to All Credit Accommodations. Subject to the other terms and conditions contained herein, Lender’s obligation to make any Credit Accommodation available to Borrower is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of the Credit Accommodation, the following conditions precedent:

Loan and Security Agreement

7.1.Agreement, Note and Other Loan Documents. Lender shall have received this Agreement, the Note drawn to its order, and the other Loan Documents, all duly executed by the Borrower, all of which shall remain in effect.
7.2.Borrowing Base Certificate. Lender shall have received a Borrowing Base Certificate which includes (i) a detailed calculation of the Borrowing Base as of the date of the requested Advance, and (ii) detail regarding all Accounts that are not Eligible Accounts.
7.3.Intercreditor Agreement. Lender, Borrower and Permitted Third Party Creditor shall have entered into the Intercreditor Agreement on terms acceptable to Lender, if applicable.
7.4.Organizational Documents. Lender shall have received copies of Borrower’s Certificate of Incorporation, Articles of Organization, Bylaws, Shareholder Agreements, Operating Agreement or other organizational documents, as amended, and as applicable (collectively, the “Organizational Documents”), certified by the Secretary of Borrower;
7.5.Evidence of Authorization. Lender shall have received certified copies of all actions (in form, scope and substance satisfactory to Lender) taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Note, and other Loan Documents, if any, together with other papers as Lender or its counsel may require.
7.6. Financial Condition. Lender shall be satisfied that the financial statements previously delivered to Lender by Borrower and any other Obligor fairly present the business and financial condition of the Borrower and that Obligor as of the date thereof and that no Material Adverse Change in their financial condition has occurred.
7.7.[Intentionally Deleted].
7.8.Insurance. Lender shall have received a certificate of insurance with respect to Borrower, together with the endorsements thereto, as are required by Section 9.9, the form and substance of which shall be satisfactory to Lender;
7.9.Tax Returns. Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of the Borrower) that all tax returns required to be filed by Borrower and its Affiliates have been timely filed and all taxes upon Borrower, its Affiliates, and their respective properties, assets, income, and franchises (including real property taxes, sales taxes, and payroll taxes) have been paid;

7.10.Due Diligence. Lender shall have completed its business, legal, and Collateral due diligence and Lender shall be satisfied with the results thereof;
7.11.Further Documents. Lender shall have received such further documents, instruments and agreements as Lender may request.
7.12.Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all respects on and as of the date of the Credit Accommodation, certified by Borrower to that effect.
7.13.Covenants. The covenants contained in the Loan Documents shall be true and correct in all respects on and as of the date of the Credit Accommodation, certified by Borrower to that effect.
7.14.No Event of Default or Incipient Default. No Event of Default or Incipient Default shall have occurred and be continuing on the date of the Advance.
7.15.Payment of All Fees. Borrower shall have paid to Lender all accrued and unpaid fees and other amounts due and payable hereunder or any other Loan Document.

Loan and Security Agreement

8.Authorization of Lender. The Borrower irrevocably authorizes Lender to take any and all appropriate action and to execute any and all documents and instruments, in the name of Borrower, that may be necessary or desirable to accomplish the purposes of this Agreement including the following, provided, however that Lender shall be under no obligation to do any of those items:
8.1.upon the occurrence and during the continuance of an Event of Default or Incipient Default, generally to sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral in a manner as is consistent with the UCC and as though the Lender were the absolute owner thereof, and to do at the Borrower’s expense, all acts which the Lender deems necessary or appropriate to protect, preserve, or realize upon the Collateral and the Lender’s security interest therein, to effect the intent of this Agreement, including, without limitation:
8.1.1.the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes;
8.1.2.the execution, delivery, and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral; or
8.1.3.the filing on behalf of Borrower with any Governmental Authority as are appropriate documents (including applications, certificates, and tax returns) as may be required for purposes of having Borrower qualified to transact business in a particular state or geographic location.
9.Affirmative Covenants of Borrower. Until full payment of the Obligations and termination of this Agreement:
9.1.1.Financial Statements, Reports and Certifications. Within 30 days after the close of each month, Borrower shall furnish an unaudited balance sheet and income statement for Borrower as of the end of the preceding month to Lender, certified by Borrower’s chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations subject to usual year-end adjustments and the absence of footnotes . In addition, Borrower shall furnish an audited financial statements prepared by an independent certified public accountant satisfactory to Lender on an annual basis within one hundred twenty (120) days after Borrower’s fiscal year-end.
9.1.2.Tax Returns. Borrower shall furnish copies of each of Borrower’s:
9.1.2.1.federal income tax returns, and any amendments thereto, within ten (10) days of the filing thereof with the Internal Revenue Service and each applicable state; and
9.1.2.2.federal payroll tax returns within ten (10) days of filing, together with proof, satisfactory to Lender, that all taxes noted therein have been paid.
9.1.3.Asset Reports and Certifications. Borrower shall furnish Asset Reports with respect to all of Borrower’s Accounts, to be provided: (a) on a monthly basis, (b) whenever Borrower requests an Advance, together with a Borrowing Base Certificate, and (c) whenever otherwise requested by Lender.
9.2.Services Relating to Transaction Documents. In consideration of the Advances to be made by Lender pursuant hereto, Borrower covenants and agrees to diligently and faithfully perform the following services relating to the Transaction Documents and the Eligible, Accounts, unless and until notified by Lender that it does not desire Borrower to continue to perform any or all of those services:
9.2.1.Borrower shall keep or will cause to be kept in a safe place, at its chief executive office, accurate and complete copies (or the originals if Lender determines in its sole discretion to allow Borrower to retain

Loan and Security Agreement

the originals) of the Transaction Documents, and all necessary, proper and accurate books, records, ledgers, correspondence and other documents or instruments related to or concerning the Accounts, the Collateral, and the Transaction Documents.
9.2.2.Borrower will use commercially reasonable efforts to collect all payments due under the Accounts. Borrower shall promptly inform Lender, in writing, of all decisions regarding collection efforts concerning any Accounts, and concerning enforcement of rights and remedies thereof.
9.3.Title to Property. Upon Lender’s request, subject to the terms of the Intercreditor Agreement, Borrower will promptly deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Collateral.
9.4.Maintenance of Properties. Borrower will maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss, default or forfeiture thereof or thereunder. Borrower shall not permit any item of Personal Property Collateral to become a fixture to Real Property or an accession to other property, and it shall assure that the Personal Property Collateral shall at all times remain personal property.
9.5.Inspections.
9.5.1.Borrower will permit Lender or any representatives thereof, during usual business hours, without notice to Borrower, to periodically:
9.5.1.1.have access to all premises where Collateral is located, including, without limitation, all premises utilized by Borrower’s sales representatives to safe-keep Collateral, for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Borrower’s books and records and the Transaction Documents; and
9.5.1.2.permit Lender or its designees to inspect, audit, make copies of, and make extracts from Borrower’s records and the Transaction Documents as Lender may request.
9.5.2.without expense to Lender, Borrower authorizes Lender to use any of Borrower’s personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.
9.6.Expenses.
9.6.1.Generally. Borrower shall pay all out-of-pocket expenses of Lender (including, but not limited to, fees and disbursements of Lender’s counsel) incident to (whether by judicial proceedings or otherwise, and whether any resulting dispute resolution procedure involving tort, contract or other claims):
9.6.1.1.the preparation, negotiation and execution of the Loan Documents, whether or not executed;
9.6.1.2.the administration and enforcement of the Loan Documents, any amendments, extensions and renewals thereof, and any other documents prepared in connection with any transactions between Borrower and Lender, whether or not executed;
9.6.1.3.any expenses incurred by Lender (whether or not for the benefit of Borrower) under this Agreement, including, without limitation, all expenses for postage relating to the mailing of statements, invoices, and verifications, and all expenses relating to any Authorized Audits and Default Audits of all or any portion of the Collateral;

Loan and Security Agreement

9.6.1.4.the protection of Lender’s rights under the Loan Documents;
9.6.1.5.defending against any and all claims against Lender relating to any of its acts of commission or omission directly or indirectly relating to the Loan Documents or in any way arising out of or in connection with any federal or state Insolvency proceeding commenced by or against Borrower, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the Insolvency Proceeding, (iii) opposing confirmation of Borrower’s plan thereunder, and (iv) expenses incurred in enforcing or defending Lender’s claims against Borrower or the Collateral, defending any avoidance actions, and expenses related to the administration of said proceeding;
9.6.1.6.the actual amount of all costs and expenses, including attorneys’ fees, which Lender may incur in connection with appraisals, inspections and verifications of Lender’s books and records and Collateral, including travel, lodging and other out-of-pocket expenses for inspections;
9.6.1.7.the actual amount of all costs and expenses, including attorneys’ fees, which Lender may incur in connection with forwarding Advances and collections pursuant to this Agreement, collecting checks, credit card payments and other items of payment related to Eligible Accounts, and the Collateral, if applicable, establishing and maintaining payment accounts and lock boxes;
9.6.1.8.the actual amount of all costs and expenses, including attorneys’ fees, which Lender may incur from usage of Borrower’s on-line computer and electronic data transmission services;
9.6.1.9.the actual amount of all costs and expenses, including attorneys’ fees, which Lender may incur as a result of any special or additional reports or statements prepared by Lender or by Borrower for Lender;
9.6.1.10.the actual amount of all costs and expenses, including attorneys’ fees, which Lender may incur in connection with any claim, suit, litigation, prosecution or defense of any civil or criminal proceeding or litigation with any Account Debtor or any other Person related to the Loan, the Loan Documents, any Collateral or the rights of any other creditor of Borrower.
9.6.2.Tax Indemnification. Borrower will indemnify and save Lender and Lender’s Representatives harmless from any and all liability with respect to any stamp or other taxes (other than income taxes) which may be determined to be payable in connection with the execution of the Loan Documents or any action of Lender or Lender’s Representatives with respect to the Collateral, including, without limitation, the transfer of the Collateral to Lender’s name or that of Lender’s nominee or any purchaser at a foreclosure sale.
9.7.Enforcement of Judgments. Borrower will reimburse Lender for all costs and expenses, including attorneys’ fees, which Lender incurs in obtaining and/or enforcing any judgment rendered in connection with this Agreement. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.
9.8.Taxes and Expenses Regarding Borrower’s Assets.
9.8.1.Borrower shall make timely payment or deposit of all taxes, assessments or contributions required of Borrower. If Borrower fails to make any payment or deposit or furnish proof of that payment immediately upon Lender’s request, Lender may, in its sole discretion and without obligation to do so or to provide notice to Borrower:
9.8.1.1.make payment of the same or any part thereof; or
9.8.1.2.set up reserves against the Obligations as Lender deems necessary to satisfy the liability therefore, or both.

Loan and Security Agreement

9.8.2.Lender may conclusively rely on statements of the amount owing or other official statements issued by the appropriate Governmental Authority. Any payment made by Lender shall constitute neither:
9.8.2.1.an agreement by Lender to make similar payments in the future; nor
9.8.2.2.a waiver by Lender of any default under the Loan Documents. Lender need not inquire into, nor contest the validity of, any expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice requiring the payment thereof shall be conclusive evidence that the same was validly due and owing.
9.8.3.Any payment made by the Lender pursuant to this Section 9.8 shall be treated as an additional Advance to the Borrower and shall bear interest at the Default Rate.
9.9.Maintenance of Insurance. Borrower shall assume the risk of loss of any Collateral and Lender shall have no responsibility concerning the Collateral except to the extent Lender has obtained possession of that Collateral. The Borrower will maintain with financially sound and reputable insurers insurance with respect to its properties and business against casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. All insurance shall be in minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in amounts, contain terms, be in forms and be for periods as may be reasonably satisfactory to the Lender. In addition, all insurance shall be payable to the Lender under a Lender Loss Payable Endorsement. Without limiting the foregoing, the Borrower will:
9.9.1.Keep all of its physical property, including without limitation, all of its Inventory, insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of that property;
9.9.2.Maintain all workers’ compensation or similar insurance as may be required by law;
9.9.3.Maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.
9.10.Compliance with Laws. Borrower will cause the Transaction Documents, and all actions and transactions by Borrower in connection therewith to comply, in all material respects with the requirements of all Applicable Laws. Borrower shall within five (5) Business Days notify Lender in writing of any violation of any Applicable Laws, statute, regulation or ordinance of any governmental entity, or any agency thereof, applicable to Borrower which may materially and adversely affect any of the Collateral or Borrower’s operations.
9.11.Existence. Borrower will at all times preserve and keep in full force and effect Borrower’s and its Affiliates’ valid existence and good standing and any rights and franchises material to Borrower’s or its Affiliates’ businesses.
9.12.Environmental. Borrower shall (a) keep any property either owned or operated by Borrower or its Affiliates free of any environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by any environmental Liens, (b) comply with environmental laws and provide to Lender documentation of that compliance which Lender reasonably requests, (c) promptly notify Lender of any material release of a hazardous material in any reportable quantity from or onto property owned or operated by Borrower or its Affiliates and take any remedial actions required to abate said release or otherwise to come into compliance with applicable environmental law, and (d) promptly provide Lender with written notice within ten (10) days of the receipt of any of the following: (i) notice that an environmental Lien has been filed against any of the

Loan and Security Agreement

real or personal property of Borrower or its Affiliates, (ii) commencement of any material environmental action or notice that an environmental action may be filed against Borrower or its Affiliates, and (iii) notice of a material violation, citation, or other administrative order which relates to any applicable environmental law.
9.13.Disclosure Updates. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.
9.14.Due Diligence. Cooperate fully with Lender in connection with Lender’s due diligence, from time to time, with respect to property proposed by Borrower as Collateral. Lender shall be entitled to procure appraisals, brokers’ price opinions, lien search reports, tax filing reports, title reports, evaluations or other reports, certifications or information as it may reasonably require in connection with its evaluation or reevaluation of any Collateral.
9.15.Relationship with Customers and Obligors. Borrower shall obtain credit reports with respect to all Account Debtors of all customers and Obligors in accordance with Borrower’s required procedures, as disclosed to and approved by Lender. Upon Lender’s reasonable request, Borrower shall make available to Lender as soon as available, copies of all write ups, credit reports, term sheets, and other information pertaining to Borrower’s transactions with existing or prospective customers and Obligors, in each case as prepared or obtained in accordance with Borrower’s required procedures, as disclosed to and approved by Lender. Borrower shall promptly notify Lender of (a) any material default, Incipient Default or material event of default under the Transaction Documents, (b) any other default or event of default under the Transaction Documents which continues uncured or for which a waiver has not been granted by Borrower with respect thereto, for a period of sixty (60) days following Borrower’s obtaining knowledge thereof, and (c) the occurrence of any other event which may impair the prospect of payment of any Eligible Account.
9.16.Use of Advances. Borrower shall use the proceeds from Advances only for its working capital purposes and not for any personal, family, household, consumer or agricultural purposes.
10.Representations and Warranties of Borrower. To induce Lender to enter into this Agreement, and the other Loan Documents, Borrower represents, warrants and covenants as follows (it being understood that (i) each such representation and warranty will be deemed made as of the date hereof and shall not be affected by any knowledge of, or any investigation by, Lender, and (ii) the accuracy of each representation, warranty and covenant will be a condition to the Credit Accommodations and the other Loan Documents):
10.1.Existence and Authority. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which the nature of its operations makes that qualification necessary or appropriate to enable it to enforce its rights against any Account Debtor and the Collateral. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly and validly authorized, do not violate Borrower’s Organizational Documents, or any law or any agreement or instrument or any court order which is binding upon Borrower or its property, do not constitute grounds for acceleration of any indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property, and do not require the consent of any Person. This Agreement and the other Loan Documents have been duly executed and delivered by, and are enforceable against, Borrower, and all other Obligors who have signed them, in accordance with their respective terms except as enforcement may be limited by principles of equity, bankruptcy, Insolvency, or other laws affecting the enforcement of creditor’s rights generally.
10.2.Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct and complete legal name as of the date hereof. Borrower shall give Lender at least thirty (30) days’ prior written notice before changing its name or doing business under any other name. Borrower has

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complied with all laws relating to the conduct of business under a fictitious business name. Set forth in Schedule 10.2, is each prior true name of Borrower and each fictitious name, trade name and trade style by which Borrower has been, or is now known, or has previously transacted, or now transacts business.
10.3.Binding Agreements. This Agreement and the other Loan Documents executed and/or delivered in connection herewith or therewith, when issued and delivered pursuant hereto for value received shall constitute the valid and legally binding obligations of the Borrower and each Validity Guarantor or other Obligor, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, Insolvency, or other laws affecting the enforcement of creditors’ rights generally.
10.4.No Conflicting Laws or Agreements. The execution, delivery and performance by Borrower of this Agreement, the Note, and the other Loan Documents: (i) does not violate any provision of the Organizational Documents of Borrower, (ii) does not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) does not violate or conflict with, result in a breach of or constitute (with notice, or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or other contract or undertaking to which the Borrower is a party, or by which any of its properties is bound and (iv) does not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower, except for the liens granted hereunder to the Lender. The foregoing representations and warranties are also true and applicable to all other Obligors.
10.5.Eligible Accounts. Each Eligible Account (a) represents a Bona-fide existing obligation created by the Borrower in the ordinary course of Borrower’s business, (b) is unconditionally owed to the applicable Account Debtor, and (c) to the best of the Borrower’s knowledge, is unconditionally owed without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The Borrower has not received notice of actual or imminent Insolvency or material impairment of the financial condition of any Account Debtor with respect to any Eligible Account. Borrower has not received notice of any actual or threatened litigation regarding the validity or enforceability of any Eligible Account. Each Eligible Account complies in all material respects with the representations and warranties respecting Eligible Accounts made by the Borrower. However, if Borrower learns that any of the representations in this Section 10.5 are untrue with respect to any Eligible Account, and Borrower notifies Lender of the situation with respect to the Eligible Account, then the Eligible Account will be excluded from the Borrowing Base, and Borrower will be deemed to not have breached any representation or warranty in this Section 10.5.
10.6.[Intentionally Deleted].
10.7.Place of Business; Location of Collateral. Borrower’s address is Borrower’s chief executive office, and it is the location of its books and records. Borrower will give Lender at least thirty (30) days’ prior written notice before or changing its chief executive office or the location of its books and records to a location other than Borrower’s address, and will execute and deliver all financing statements and other agreements, instruments and documents which Lender shall require as a result thereof.
10.8.Compliance with Laws. Borrower has complied in all material respects with all provisions of all Applicable Laws where the failure to so comply could result in a material obligation of the Borrower or materially affect its operations, including those relating to Borrower’s ownership of real or personal property, the conduct and licensing of Borrower's business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.
10.9.Use of Proceeds. All proceeds of the Credit Accommodations will be used solely for lawful business purposes.
10.10.Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of Borrower’s knowledge) threatened by or against or affecting Borrower or any Validity Guarantor or other Obligor in any court or before any Governmental Authority (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material change in the financial condition or business of Borrower,

Loan and Security Agreement

Validity Guarantor or Obligor, or in any impairment in their ability to carry on their businesses in substantially the same manner as now conducted, or have a material impact on these transactions, the ability of the Obligor to perform hereunder, or Lender’s ability to realize upon the Collateral. Borrower will promptly inform Lender in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against any Borrower or other Obligor. Without limitation thereof, neither Borrower nor any Obligor has, within the past 180 days, contemplated or approved a filing in any Insolvency Proceeding with that party or its Affiliates as debtor, nor have any of them been threatened with any such action by their creditors on an involuntary basis. During that period, none of them has consulted with bankruptcy or Insolvency counsel with respect thereto.
10.11.Title to Collateral. Borrower has good and marketable title to the Collateral in all material respects. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for liens of the Permitted Third-Party Creditor, if any. Lender now has, and will continue to have, a first-priority perfected and enforceable security interest in the Accounts and a second-priority perfected and enforceable security interest in the Inventory and Equipment, in each case subject only to the now existing liens of Permitted Third Party Creditor (including any successors, assigns, and replacements thereof) pursuant to the Intercreditor Agreement, if any, and Borrower will at all times defend Lender and the Collateral against all claims of others. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall cause the third party to execute and deliver to Lender, in form and substance acceptable to Lender, waivers and subordinations as Lender shall specify, so as to ensure that Lender’s rights in the Collateral are, and will continue to be, superior to the rights of the third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.
10.12.Documents Genuine, Legal Compliance, Disposition. All statements made and all unpaid balances appearing in the Online Reporting Service and in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct. All invoices, instruments, signatures and other documents and all of Borrower’s books and records are and shall be genuine and in all respects what they purport to be and all signatories and endorsers have full capacity to contract. All sales and other transactions underlying or giving rise to each Account shall fully comply with all applicable Laws and governmental rules and regulations. All documents, instruments and agreements are and shall be legally enforceable in accordance with their terms. Borrower has not, and shall not hereafter sell, assign, pledge, encumber, forgive (completely or partially), settle for less than payment in full, or transfer or dispose of any Account, or agree to do any of the foregoing, except pursuant to established limits prescribed by Lender from time to time, which limits shall cease upon the occurrence of any Event of Default or Incipient Default.
10.13.Maintenance of Collateral. Borrower has maintained and will hereafter maintain at Borrower’s sole cost and expense the Collateral and all of Borrower’s assets useful or necessary in the conduct of Borrower’s business in good working order and condition, free form defects, except Collateral sold in the ordinary course of business or Collateral which in the aggregate constitutes an immaterial and insignificant monetary amount. Borrower has not and will not use the Collateral or any of Borrower’s other properties, or any part thereof, in any unlawful business or for any unlawful purpose and has not and will not secrete or abandon the Collateral, those properties, or any part thereof. Borrower has not and will not store any of the Collateral with any bailee, warehouseman or any other third party without Lender’s prior written consent. Borrower will immediately advise Lender in writing of any event causing loss or depreciation and of any Material Adverse Change in the condition of the Collateral or of any of Borrower’s other properties and Schedule 10.13 lists any of those events that affect any of the Collateral on the date hereof.
10.14.Books and Records. Borrower has maintained and will continue to maintain at Borrower’s Address complete and accurate books and records comprising a standard and modern accounting system in accordance with generally accepted accounting principles applied on a consistent basis that accurately and correctly record and reflect Borrower’s income, expenses, liabilities, operations, accounts, and ownership and location of the Collateral and any other asset now or hereafter belonging to Borrower. Borrower’s books and records shall itemize and describe the kind, type, quality and quantity of the Collateral and shall note Lender’s security interest therein. All reserves (including, without limitation, reserves for bad debts, depreciation and taxes) provided for upon

Loan and Security Agreement

Borrower’s books and records are now, and will hereafter be, maintained in sufficient amounts in accordance with generally accepted accounting principles consistently applied. All books and records and all documents relating to any of the Collateral are and will continue to be genuine and in all respects what they purport to be and will contain information as may be requested by Lender.
10.15.Financial Condition, Statements and Reports. All financial statements delivered to Lender by or on behalf of Borrower and any other Obligor completely and fairly reflect the financial condition of Borrower and that Obligor, at the times and for the periods therein stated. Between the last date covered by the financial statement provided to Lender and the date hereof, there has been no Material Adverse Change in the financial condition or business of Borrower or that Obligor. Borrower and each Obligor are solvent and, at all times hereafter, will continue to be solvent and able to pay their debts as they come due, and each has sufficient capital to carry on its business as now conducted and as proposed to be conducted. All schedules, reports and other information and documentation delivered by Borrower or an Obligor to Lender are, or will be, when delivered, true, correct and complete as of the date delivered or the date specified therein. Borrower and each Obligor have kept and will keep adequate records and books of account with respect to their business activities in which proper entries are made reflecting all of their financial transactions, and will cause to be prepared and furnished to Lender data and other information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to their financial condition or results of operations, including, but not limited to, business projections, business plans, budgets and cash flow statements for Borrower and the Obligor within five (5) days after Lender’s request.
10.16.Tax Returns. Borrower has timely filed, and will hereafter timely file, all tax returns and reports required by foreign, federal, state or local Law. Borrower has timely paid, and will hereafter timely pay, all foreign, federal, state and local taxes, assessments, deposits, contributions, claims, penalties, interest and other charges related thereto (including, but not limited to, income, franchise, personal property, real property, FICA, excise, withholding, sales and use taxes) now or hereafter owed by Borrower. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower.
10.17.Notification of Changes. Borrower will promptly notify Lender in writing of any change in its officers, directors, or managing members, as applicable, the opening of any new bank account or other deposit account, or any Material Adverse Change in the business or financial affairs of Borrower or other Obligor, or the existence of any circumstance which would make any representation or warranty of Borrower or any Obligor in any Loan Documents to be untrue in any material respect or constitute a material breach of any covenant of Borrower or any Obligor.
10.18.Borrower Accounts. Schedule 10.18 lists all Borrower Accounts held with any financial institution, indicating the type of account (e.g., checking, savings, investment, payroll, tax withholding, etc.) for that account. Borrower has no other accounts at any other financial institution and shall not create or fund any accounts at any other financial institution so long as any Obligations are outstanding without Lender’s prior written consent.
10.19.Further Assurances. Borrower agrees, at its expense, to take all actions, and execute or cause to be executed and delivered to Lender all agreements, instruments, documents as Lender may request from time to time, to fully effectuate the transactions contemplated by this Agreement and the other Loan Documents.
10.20.Continuing Effect. All representations, warranties and covenants of Borrower contained in this Agreement and any other agreement with Lender shall be true and correct at the time of the effective date of that agreement and shall be deemed continuing and shall remain true, correct and in full force and effect until payment and satisfaction in full of all of the Obligations, and Borrower acknowledges that Lender is and will be expressly relying on all these representations, warranties and covenants in making advances to Borrower.
11.Negative Covenants. Until full payment of the Obligations and Complete Termination of this Agreement, Borrower will not:

Loan and Security Agreement

11.1.Modify Account Obligations. After written notice by Lender to Borrower, with respect to any Eligible Account in excess of $50,000, and automatically, without notice, after an Event of Default, Borrower shall not, without the prior written consent of Lender:
11.1.1.grant any extension of time for payment of any Accounts;
11.1.2.compromise or settle any Accounts for less than the full amount thereof;
11.1.3.release in whole or in part any Account Debtor; or
11.1.4.grant any credits, discounts, allowances, deductions, return authorizations, or the like with respect to any Accounts.
11.2.Indebtedness. Without Lender’s prior written consent, create, incur, assume, suffer to exist, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any indebtedness, except indebtedness evidenced by (i) this Agreement and the other Loan Documents, (ii) advanced by the Permitted Third Party Creditor from time to time and (iii) other existing indebtedness of the Borrower.
11.3.Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Liens consented to in advance by Lender or as contemplated by the Intercreditor Agreement.
11.4.Restrictions on Fundamental Changes.
11.4.1.Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its stock or membership interests.
11.4.2.Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
11.4.3.Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.
11.4.4.Change its jurisdiction of organization.
11.5.Disposal of Assets. Convey, sell, lease, license, assign, transfer, or otherwise dispose of any of any Borrower’s assets other in the ordinary course of business without Lender’s prior written consent.

11.6.Change Name. Change Borrower’s or its Affiliates’ name, FEIN, organizational identification number, corporate structure, or identity, or add any new fictitious name; provided, however, that Borrower and any of its Affiliates may change their respective names or add any new fictitious names upon at least thirty (30) days’ prior written notice to Lender of the change and so long as, at the time of the written notification, Borrower or its Affiliates, as applicable, provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender’s Liens.

11.7.Nature of Business. Make any change in the principal nature of its business.

11.7.1.Prepay, redeem, defease, purchase, or otherwise acquire any indebtedness of any Obligated Party, other than the Obligations in accordance with this Agreement, and

11.7.2.Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning indebtedness.

Loan and Security Agreement

11.8.Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

11.9.Distributions. Without the prior written consent of Lender, either (a) make any distribution or declare or pay any dividends (in cash or other property, other than common equity) on, or purchase, acquire, redeem, or retire any of Borrower’s or its Affiliates’ Stock, of any class, whether now or hereafter outstanding, (b) make any payments on subordinated debt, or (c) pay more than the required amounts on any senior or pari-passu debt obligations to any other creditor unless at least an equal amount of that excess payment is paid to Lender at the same time.

11.10.Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower’s accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower’s or its Affiliates’ financial condition.

11.11.Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a nonAffiliate.
11.12.Suspension. Suspend or go out of a substantial portion of its business.

11.13.Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a)  to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and (b) to finance newly purchased Eligible Accounts, and (c) for working capital and general corporate purposes, each consistent with the terms and conditions hereof, for its lawful and permitted purposes, and (d) to pay off certain subordinated debt with Lender’s prior written consent and subject to the limitations set forth herein.

11.14.Change in Location of Chief Executive Office. Relocate its chief executive office, its books and records, or a substantial portion of any other Collateral to a new location without providing thirty (30) days’ prior written notification thereof to Lender and so long as, at the time of the written notification, Borrower or the applicable Affiliate provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender’s Liens and also provides to Lender a Collateral Access Agreement with respect to the new location in form acceptable to Lender in its discretion.

11.15.Collateral Covenants. The parties hereby acknowledge and agree that Borrower shall comply all of the following collateral covenants:

11.15.1.Turnover. Permit turnover, in each case, measured as of the last day of each calendar month, to be more than 60 days with respect to Eligible Accounts;

11.15.2.Delinquent Accounts. Permit Delinquent Accounts to exceed 8% of the aggregate outstanding amount of Eligible Accounts, measured as of the last day of each calendar month;

11.15.3. Defaulted Accounts Ratio. Permit the Defaulted Accounts Ratio to exceed 5%, measured as of the last day of each calendar month.

12.Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:
12.1.Borrower defaults in the payment of any Obligations when due, whether at maturity, upon acceleration, or otherwise and such default continues unremedied for (a) five (5) calendar days of the date due for a payment of principal or interest or (b) ten (10) days for any other Obligations;

Loan and Security Agreement

12.2.Borrower is in default with respect to the Loan Documents or any other now existing or future agreements between Borrower and Lender and such default is not cured within thirty (30) days after the date of the notice thereof from Lender;
12.3.The Obligations at any time exceed the Allowable Amount and is not cured within five (5) days;
12.4.[Intentionally Deleted.];
12.5.This Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent provided by the terms of the Intercreditor Agreement, hereof or thereof, first priority Lien on or security interest in any material part of the Collateral covered hereby or thereby;
12.6.Borrower or any of its Affiliates defaults pursuant to any agreement between any of them and Lender or any Lender Affiliate, whether pursuant to any other financing arrangements or otherwise;

12.7.A Change of Control of Borrower or any other Obligor occurs;

12.8.An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or a custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, Insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

12.9.Any Obligor (i) dies, becomes disabled, dissolves or otherwise ceases functioning as a going concern in the ordinary course of business, (ii) defaults in the performance of its obligations to Lender, regardless of whether the default arises out of a Guaranty or out of any other agreement between the Obligor and Lender, (iii) notifies Lender of its intention to rescind, modify, terminate or revoke the Guaranty or other agreement with respect to future transactions, or (iv) the Guaranty shall cease to be in full force and effect for any reason whatever, or it defaults on its obligations owed to any other creditor;

12.10.Permitted Third Party Creditor fails to perform or observe any of its Permitted Third-Party Creditor’s obligations under the Intercreditor Agreement, or notifies Lender of the Permitted Third-Party Creditor’s intention to do so.

12.11.A federal or state tax lien in excess of $10,000 is filed against any of Borrower’s assets;

12.12.Any material portion of Borrower’s or any Obligor’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or becomes subject to any judgment or comes into the possession of any third Person;

12.13.Borrower or any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, and the court order is not dissolved within five (5) Business Days;

12.14.If a notice of Lien, levy, or assessment in excess of $10,000 with respect to any of Borrower’s or any Obligor’s assets is filed of record with a Governmental Authority;

Loan and Security Agreement

12.15.If there is a default by the Borrower in any material agreement to which Borrower or any Obligor is a party and the breach of such agreement could result in a Material Adverse Change, provided that no default shall constitute an “Event of Default” hereunder if (i) Borrower has notified the Lender that it is disputing the existence of the default in good faith and (ii) the Lender determines in its sole discretion that (A) the dispute is in fact in good faith and (B) there has been no material adverse impact in the ability of Borrower to perform its obligations under the Loan Documents;

12.16.If Borrower or any Obligor makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations without Lender’s express prior written approval;

12.17.If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or record made to Lender by Borrower, or its Affiliates, or any officer, employee, agent, or director of Borrower or any of its Affiliates;

12.18.Any Key Employee fails to devote substantially all of his or her efforts in furtherance of the business affairs of Borrower or Obligor, as applicable, other than during reasonable vacation periods, or ceases to be employed by Borrower or the Obligor in the capacity that the employee held as of the date of this Agreement and Borrower has failed to demonstrate to Lender a reasonable replacement within sixty (60) days;

12.19.Any provision of this Agreement or any of the Loan Documents ceases, for any reason, to be valid and binding on Borrower;
12.20.Borrower delivers any document, financial statement, schedule or report to Lender which is false or incorrect in any material respect;
12.21.[Intentionally Deleted];
12.22.Borrower voluntarily suspends the transaction of business or allows to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower’s business as now conducted; or
12.23.Any injury or damage to a material part of the Collateral or a material part of the Collateral shall be lost, stolen or destroyed and no insurance is in existence to cover that loss.
13.Remedies.
13.1.Upon the occurrence of any Event of Default at Lender’s option:
13.1.1.Lender may declare this Agreement and all of Lender’s obligations hereunder terminated, but without affecting any of Lender’s Liens on the Collateral and without affecting the Obligations;
13.1.2.Lender may declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;
13.1.3.all Obligations shall accrue interest at the Default Rate; and
13.1.4.Lender may, immediately and without expiration of any period of grace, enforce payment of all Obligations and exercise any and all other remedies granted to it under the Loan Documents, at law, in equity, or otherwise.
13.1.5.Lender may have a receiver appointed as a matter of right. The receiver may be an employee for or counsel to Lender. The receiver may serve without a bond, and all fees and expenses of the receiver shall become part of the Obligations, accruing interest at the Default Rate until paid in full. The receiver

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may be appointed by the court upon ex-parte application and without notice to Borrower and any other Obligor, that notice being hereby waived.
13.2.BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWER BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWER’S OBLIGATIONS HEREUNDER. FURTHER, LENDER’S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.
13.3.Lender shall have all other remedies permitted it pursuant to law, equity or otherwise, regardless of whether an Event of Default or Incipient Default has occurred. Lender may exercise setoff rights against any amounts it owes to Borrower or any Obligor pursuant to any Loan Document. No Borrower or Obligor shall have or exercise setoff rights against Lender or any other Lender Party without Lender’s express prior written consent.
13.4.Borrower shall pay Lender any deficiencies remaining after disposition of any Collateral, but Borrower shall not be permitted to delay payment of any Obligations owed to Lender pending disposition of any Collateral.
14.Standards for Exercising Remedies.
14.1.To the extent that Applicable Law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that:
14.1.1. Lender’s exercise of its standard practices in connection with the Collateral shall be presumed to be commercially reasonable,
14.1.2.notice to Borrower of any action (other than acceleration of the Termination Date, which shall require no notice) on at least ten (10) days’ notice shall be commercially reasonable, and
14.1.3.it is commercially reasonable for the Lender:
14.1.3.1.to incur expenses for the account of Borrower to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
14.1.3.2.to obtain third party consents for access to Collateral to be disposed of, or to obtain Governmental Authority or third Person consents for the collection or disposition of Collateral to be collected or disposed of;
14.1.3.3.to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;
14.1.3.4.to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;
14.1.3.5.to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;
14.1.3.6.to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;
14.1.3.7.to dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

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14.1.3.8.to dispose of assets in wholesale rather than retail markets;
14.1.3.9.to disclaim all disposition warranties; and
14.1.3.10.to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, and provided further, that nothing in this Agreement shall impose any duty of Lender to do any of the foregoing.
14.2.The Borrower acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 14.
15.        Proceeds and Expenses of Dispositions. The Borrower shall pay to the Lender on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Lender in protecting, preserving, or enforcing the Lender’s rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations as provided in this Agreement, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.
16.        Liquidation Success Premium. [Intentionally Deleted].
17.        Term and Termination.
17.1.This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender, shall continue in full force and effect for one year from the date hereof, and shall be automatically renewed for successive Renewal Periods unless either Borrower or Lender provides written notice to the other that it does not intend to renew this Agreement, such notice to be provided by Borrower at least thirty (30) days, or by Lender at least thirty (30) days, prior to either (A) the Anniversary Date, or (B) the Renewal Termination Date of the Renewal Period then in effect, as applicable.
17.2.Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.
18.        Exposed Payments.
18.1.Upon termination of this Agreement, Borrower shall pay to Lender (or Lender may retain), to hold in a non-segregated non-interest-bearing account the amount of all Exposed Payments (the “Preference Reserve”).
18.2.Lender may charge the Preference Reserve with the amount of any Exposed Payments that Lender pays to the bankruptcy estate of the Account Debtor that made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.
18.3.Lender apply to outstanding Obligations or if none, shall refund to Borrower from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Payor or otherwise.
19.        Avoidance Claims.

Loan and Security Agreement

19.1.1.Borrower shall indemnify Lender from any loss or other Obligations arising out of the assertion of any Avoidance Claim.
19.1.2.Borrower shall notify Lender within two (2) Business Days of it becoming aware of the assertion or threatened assertion of an Avoidance Claim.
20.[Intentionally Deleted].
21.No Lien Termination without Full Satisfaction of the Obligations. In recognition of Lender’s right to have all its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under §9-513(c) of the UCC.
22.Online User Standards.
22.1. Lender shall use reasonable efforts to post all of Borrower’s account activity on Lender’s website, which shall constitute Borrower’s Online Statement of Account. Lender need not send Borrower any hard copies of any activities which constitute Borrower’s Online Statement of Account. Provided that there is no Event of Default or Incipient Default, Lender shall provide Borrower with reasonably continuous access to view the Online Statement of Account, subject to periodic or occasional maintenance or outages or due to communication or other situations beyond Lender’s control. Borrower shall be solely responsible for checking its Online Statement of Account. If Borrower disputes any entry on the Online Statement of Account, it shall, within thirty (30) days after the first posting of the event, send to Lender a written exception to that event. Unless Lender receives a timely written exception to the activity posted to the Online Statement of Account, within thirty (30) days after it is first posted, the Online Statement of Account shall become an account stated and be deemed accepted by Borrower and shall be conclusive and binding upon the Borrower. Lender shall have no liability for errors in the information posted in the Online Statement of Account so long as those errors are not due to Lender’s intentional misconduct.
22.2.Online Conducting of Business. Lender and Borrower intend to conduct business contemplated by this Agreement through the internet and through Lender’s Online Reporting Service. Lender is the sole and exclusive owner of the Online Reporting Service. Borrower hereby accepts a non-exclusive, non-transferable, terminable right to access the Online Reporting Service, upon the terms and subject to the conditions contained herein.
22.3.Standards Regarding Conducting Business Online. Borrower and Lender agree as follows:
22.3.1.Lender shall have the right to terminate or limit Borrower’s access to the Online Reporting Service upon the occurrence of an Event of Default or at any other time within Lender’s discretion.
22.3.2.Borrower shall not: (i) copy the Online Reporting Service nor otherwise reproduce the same other than for normal system operation backup; (ii) translate, adapt, vary, or modify the Online Reporting Service; or (iii) disassemble, decompile or reverse engineer the Online Reporting Service.
22.3.3.Lender shall not be liable to Borrower for any loss or damage whatsoever or howsoever caused, whether caused by tort (including negligence), breach of contract, or otherwise arising directly or indirectly in connection with the use of the Online Reporting Service, including for any inability of Borrower to obtain access to the on-line system or for unauthorized access to that system by others. Borrower hereby waives any legal rights it has with respect to the foregoing rights and to its data privacy to the fullest extent permitted by Law.
22.3.4.Borrower acknowledges that any and all of the copyright, trademarks, trade names, patents and other intellectual property rights subsisting in or used in connection with the Online Reporting Service, including all documentation and manuals relating thereto, and all modifications, improvements and additions

Loan and Security Agreement

thereto, are, and shall remain, the sole property of the Lender. Borrower shall not, during or at any time after the expiry or termination of its use of the Online Reporting Service, in any way question or dispute the ownership by Lender thereof.
22.3.5.To the extent permitted by applicable Law, Lender excludes all warranties with respect to the Online Reporting Service, either express or implied, including, but not limited to, any implied warranties of merchantability, satisfactory quality or fitness for any particular purpose.
22.3.6.Borrower is solely responsible for virus scanning the Online Reporting Service, and Lender makes no representations or warranties regarding any virus associated with the Online Reporting Services.
22.3.7.All information, data, drawings, specifications, documentation, software listings, source or object code which Lender may have imparted and may from time to time impart to the Borrower relating to the Online Reporting Service is proprietary and confidential. Borrower hereby agrees that it shall use the same solely in accordance with the provisions of this Agreement and that it shall not, at any time during or after expiry or termination of this Agreement, disclose the same, whether directly or indirectly, to any third party or use it in connection with any purpose other than the Transactions.
22.3.8.Borrower shall be responsible for restricting access to passwords and systems relating to the Online Reporting Service and shall only provide passwords and access to the Online Reporting System to those individuals on an as needed basis. Upon learning of any breach of security or suspected breach of security to the Online Reporting System, Borrower shall report the incident immediately to Lender. Borrower agrees to implement and follow authentication procedures and protocols requested by Lender. Borrower shall be solely responsible for safeguarding the confidentiality of its authentication codes and passwords, and Borrower assumes all responsibility for any transactions undertaken in Borrower’s name through the use of those authentication codes, passwords or using Borrower’s electronic signature. Lender shall have no duty to verify or authenticate that the person(s) using Borrower’s systems are authorized to act on behalf of Borrower.
22.3.9.Borrower assumes all risk of loss of or inability to access its data. Borrower shall keep copies of all invoices, reports and other materials furnished to Lender, and Lender shall have no responsibility to return or provide copies thereof to Borrower.
22.4.Online Access. Upon an Event of Default, all of Borrower’s rights and access to any online internet services that Lender makes available to Borrower shall be provisional pending Borrower’s curing of all such Events of Default and Lender may elect to terminate Borrower’s online access as provided for herein. During that period of time, Lender may limit or terminate Borrower’s access to online services. Borrower acknowledges that the information Lender makes available to Borrower through online internet access, both before and after an Event of Default, constitutes and satisfies any duty to respond to a request for accounting or request regarding a statement of account that is referenced in the UCC.
23.        Retention of Records. Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower only for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.
24.        Notices to Third Parties. Lender shall have the right at any time to give any Validity Guarantor, Obligor, Permitted Third Party Creditor or any other interested Person notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender’s sole discretion, including, without limitation, Borrower’s financial condition. Borrower shall provide to each Validity Guarantor, Obligor, and Permitted Third Party Creditor or Person a copy of each notice, statement or report required to be given to Lender under any of the paragraphs of this section.
25.        Information to Participants. Lender may furnish any financial or other information concerning Borrower, or any of its Affiliates, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or otherwise, to any prospective or actual purchaser of any participation or other interest in any loans

Loan and Security Agreement

made by Lender to Borrower (whether under this Agreement or otherwise), or to any prospective purchaser of any securities issued or to be issued by Lender.
26.        Entire Agreement. This Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.
27.Miscellaneous.
27.1.Notices.
27.1.1.All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) three (3) business days after deposit thereof in a receptacle under the control of the United States Postal Service; (b) upon transmittal by electronic means to a receiver under the control of the party to whom notice is being given if provided before 5:00 p.m., local time of the recipient on a Business Day, or if thereafter on the next Business Day; or (c) upon the delivery to the party to whom notice is being given, or an employee or agent of thereof, or upon the attempted delivery thereof if the recipient does not make itself available during business hours to receive the delivery. For purposes hereof, the addresses of the parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one party to the other in accordance with the provisions hereof:
BORROWER
Address:  32000 Aurora Road, Suite B
          Solon, OH 44139
Attention:  Tod Nestor
Email Address:   tanestor@energyfocus.com
Telephone:  440-715-1276

LENDER

Address:   4530 E. Shea Blvd., Suite 170
          Phoenix, AZ 85028
Attention:  Robyn Barrett
Email Address:  robyn@fswfunding.com
Telephone:  602-535-5984

27.2.Survival. All representations, warranties and agreements herein contained shall be effective so long as any portion of this Agreement remains executory.
27.3.Amendment and Waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.
27.4.No Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Lender may have, nor shall any delay be construed to be a waiver of any of those rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Lender of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Lender hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, the right or

Loan and Security Agreement

remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have. Any waiver, permit, consent or approval by Lender of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in the writing and only as to that specific instance.
27.5.Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Arizona, excluding its choice of law principles.
27.6.Waiver of Statute of Limitations. Borrower waives the pleading of any statute of limitations with respect to any and all actions in connection herewith. To the extent that Borrower may now or in the future have any claim against Lender, arising out of this agreement or the transactions contemplated herein whether in contract or tort or otherwise, Borrower must assert the claim within one year of it accruing, regardless of the lack of actual knowledge by Borrower of the potential claim. Failure to assert a claim within one year shall constitute of waiver thereof. Borrower agrees that this period is reasonable and sufficient for it to investigate and act upon the claim. This Section shall survive any termination of this agreement. A copy of the waiver may be filed as a written consent in any judicial proceeding.
27.7.Indemnity. Borrower shall indemnify, defend and hold the Lender Parties harmless from and against any and all losses of any kind or nature which any of the Lender or any Lender Party may sustain or incur in connection with, or arising from, this Agreement, any other present or future agreement, or the breach by Borrower of any representation, warranty, covenant or provision contained herein or therein, the transactions or any other transactions contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Lender or the Lender Party relating in any way to Borrower or any Obligor, Account Debtor, Permitted Third Party Lender or other Person related to this Loan; except if the Lender commits willful misconduct or is grossly negligent in its dealings with the Borrower. This indemnity is in addition to all other indemnities set forth in this Agreement and any other agreement between Borrower and any Lender Party. Notwithstanding any other provision of this Agreement to the contrary, all the indemnities shall survive termination of this Agreement, and Lender’s security interest in the Collateral shall survive until the full satisfaction of these Obligations, notwithstanding any release of Lender’s liens in the interim. This indemnity shall be without regard to the presence of any insurance held by Lender or the refusal of any insurer to pay or perform its obligations.
27.8.Venue. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Lender so elects, be instituted in courts located within Maricopa County, Arizona (the “Acceptable Forums”), each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and waives any and all objections to jurisdiction or venue that it may have under the laws of the State of Arizona or otherwise in those courts in any such suit, action or proceeding. Should a proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to move the matter to an Acceptable Forum.
27.9.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other form of electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.
27.10.Electronic Signatures. The Parties intend to conduct business contemplated by this Agreement by electronic means. Each document, which is the subject of this Agreement, that a Party has affixed a typed or electronic signature or other authentication and then transmitted electronically to the other shall be intended as and constitute an original and deemed to contain a valid signature of the Party for all purposes. In furtherance of the above, Borrower hereby authorizes Lender to regard Borrower’s printed name or reasonable approximation thereof, electronic approval or other confirmation process authorized by Borrower to be by or on behalf of Borrower for any document, agreement, assignment schedule or invoice as the equivalent of a manual signature by one of the

Loan and Security Agreement

Borrower’s authorized officers or agents. The Parties agree that in any legal proceedings between them respecting or in any way relating to this Agreement or any transactions hereunder, each waives the right to raise any defense based on its execution hereof in counterparts or the delivery of executed counterparts by electronic signature and delivery. The Parties waive, to the fullest extent permitted by Law, any provisions of applicable Law to the contrary.
Lender may rely upon, and assume the authenticity of, any approval and material applicable to that approval as the duly confirmed, authorized and approved signature of Borrower by the person approving the same which constitute an Authenticated Record for all purposes including under the UCC and shall satisfy the requirements of any applicable statute of frauds.
27.11.Severability. Should any provision, clause or condition of this Agreement be held by any court of competent jurisdiction to be void, invalid, inoperative, or otherwise unenforceable, the defect shall not affect any other provision, clause or condition, and the remainder of this Agreement shall be effective as though the defective provision, clause or condition had not been a part hereof.
27.12.Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement. There is no grace period, cure right or other indulgence afforded Borrower except as expressly provided in the Loan Documents.
27.13.Joint and Several Liability. The liability of each Borrower, if more than one, and Obligors shall be joint and several and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower or other Obligor.
27.14.Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, permitted assigns, heirs, beneficiaries and representatives of the Parties hereto; provided, however, that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall relieve Borrower or any Validity Guarantor or other Obligor from liability for the Obligations. Without limiting the generality of the foregoing, all rights and benefits of Lender under this Agreement may be assigned in whole or in part, and it may be exercised by any institution with which Lender maintains any relationship and by any other person or entity designated by Lender.
27.15.Section Headings, Construction. Section headings are used herein for convenience only. Borrower acknowledges that the same may not describe completely the subject matter of the applicable Section, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof. This Agreement has been fully reviewed and negotiated between the Parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.
27.16.Waiver of Homestead. Borrower, on behalf of itself and its Affiliates and any other Obligors, waives and renounces all exemptions and rights under homestead laws, to the fullest extent permitted by law.
27.17.Arbitration.
27.17.1.Except for “Core Proceedings” under the United States Bankruptcy Code, or as noted below in the next paragraph of this section 13.18, the parties agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way (i) this Agreement or any other agreement, instrument, certificate or document entered into between the parties, or any dispute, claim or controversy between them related to any of the transactions contemplated by this Agreement. Any arbitration proceeding will (i) proceed in Maricopa, County, Arizona; (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and (iii) be conducted in accordance with the Commercial Arbitration rules of the America Arbitration Association (“AAA”), as modified by these provisions.

Loan and Security Agreement

27.17.2 .Notwithstanding the foregoing, however, the arbitration requirement does not limit the right of Lender to (i) foreclose against any Collateral; (ii) exercise self-help remedies relating to Collateral or proceeds of Collateral permitted to Lender, like setoff or repossession; or (iii) obtain provisional ancillary remedies like replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency or any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in this paragraph.
27.17.3. Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial law for a minimum of ten (10) years. The arbitrator will determine whether or not an issue is arbitrable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.
27.17.4. In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.
27.17.5. In any arbitration proceeding discovery will be permitted at the arbitrator’s discretion and will be governed by the Arizona Rules of Civil Procedure unless otherwise ordered by the arbitrator. The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of this Agreement.
27.18.Waiver of Trial by Jury. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT THE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Borrower, by executing this Agreement, warrants and represents that it has fully read this Agreement, has had the opportunity to be represented by counsel and to ask and receive answers to any questions it may have concerning this Agreement, that it fully understands all of the terms and provisions hereof, and that this Agreement, although drafted by Lender, shall not be interpreted or construed against Lender.

{Signature page follows}

Loan and Security Agreement

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
ENERGY FOCUS, INC.

By:
Name:
Title:

STATE OF ______________)

County of _______________) ss.

On this, the ______ day of ______________, ______, before me personally appeared ________________________ [and _____________, each] known to me to be the person[s] whose name is [names are] subscribed to the within instrument and acknowledged that the person[s] executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public
My Commission Expires:

FACTORS SOUTHWEST, L.L.C., dba FSW Funding

By:
Name:  Robyn Barrett
Title: Managing Member

Loan and Security Agreement